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Exhibit 99.1

Subscription Application

Subscription Agreement
And
Letter of Investment Intent

Network Printing Solutions, Inc.
801 International Parkway
Lake Mary, FL 32746

Gentlemen,

Individual(s)

        I                        do hereby deliver this subscription agreement for the purchase of                        shares of common stock of Network Printing Solutions, Inc., at a price of $5.00 per share. A check or other form of payment is included herewith in the amount of $                        .

        I understand that this subscription may be rejected by you for any reason and that in the event this subscription is rejected, you will return my payment without paying interest on it or charging any fees against it. I understand that the payment will be returned promptly.

        I understand that you are relying on information I have included herein as valid in order to give you assurances that you are complying with laws, rules, and regulations governing the sale of your securities.

        I am a legal resident of the state of                        . I received this offer in that state and made my decision to invest while in that state.

        I am offering to buy these securities for myself and am not acting as an agent or nominee for anyone relating to this purchase. I do not intend to transfer these shares to anyone after I buy them.

Entities

        I                        , on behalf of                        do hereby deliver this subscription agreement for the purchase of                        shares of common stock of Network Printing Solutions, Inc., at a price of $5.00 per share. A check or other form of payment is included herewith in the amount of $                        .

        I understand that this subscription may be rejected by you for any reason and that in the event this subscription is rejected, you will return my payment without paying interest on it or charging any fees against it. I understand that the payment will be returned promptly.

        I understand that you are relying on information I have included herein as valid in order to give you assurance that you are complying with laws, rules, and regulations governing the sale of your securities.

                                is organized in the state of                        and is authorized to do business there. This offer was received in that state and the decision to invest in these securities was made in that state in accordance with the rules and by-laws that govern our conduct of business.

        I am offering to buy these securities for                        and am not acting as an agent or nominee for anyone else relating to this purchase. I do not intend to transfer these shares to anyone after I buy them.

                                was not organized specifically to buy these securities.

Manner in which title is to be held

        Place an X in one space below:

(a)	Individual Ownership

(b)	Community Property

(c)	Joint tenants with Rights of Survivorship (both parties must sign)

(d)	Partnership

(e)	Tenants in Common

(f)	Corporation

(g)	Trust

(h)	Other (describe)

Signatures

        This subscription agreement was signed in the State of

        On                        , 2002

        I have read this subscription agreement and the offering memorandum for Network Printing Solutions, Inc.

Individual(s)

All individual who will be listed as owners of these securities must sign	Address to which correspondence should be sent
Signature	Printed Name
Print your name here	Street
City
Signature
State
Print your name here
Zip Code
Signature
( )
Print your name here	Telephone number
Social Security Number

Entities

Address to which correspondence should be sent
Name of Entity	To the attention of
Type of entity (corp. partnership, etc.)	Street Address
State of Formation	City
State
Zip Code
By:
	Print your name	Tax Identification Number.

Signature
Its:
Title

Acceptance

        This subscription agreement is accepted as of                                    2002

Network Printing Solutions, Inc.
By:
Peter O'Farrelly Chairman of the Board

QuickLinks

Exhibit 99.1 Subscription Application
Subscription Agreement And Letter of Investment Intent
Entities
Acceptance